                                                                   Exhibit 3.100

                            ARTICLES OF INCORPORATION

                                       OF

                          KING WENDEL RAGONA ROSENDORF
                     RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A.

         The undersigned subscribers to these articles of professional service corporation, each a natural person competent to contract, and each admitted to practice as a radiologist under the laws of the State of Florida do hereby associate themselves together to form a professional service corporation under the laws of the State of Florida.

                                ARTICLE I - NAME

         The name of this corporation is King Wendel Ragona Rosendorf RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A.

                        ARTICLE II - NATURE OF BUSINESS

         The nature of the business to be transacted by this professional service corporation is to render professional medical services to the general public and to do all things in connection therewith that are customarily done by licensed radiologists under the laws of the State of Florida, and, in accordance with "The Professional Service Corporation Act" of Florida; to invest its funds in real estate, mortgages, stocks, bonds or other types of investments; and to own real or personal property necessary for the rendering of professional services. This Corporation shall not engage in any business other than the practice of doctors of medicine.

                          ARTICLE III - CAPITAL STOCK

         The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is Ten Thousand (10,000) shares of common stock, having a nominal or par value of One Dollar ($1.00) per share. The consideration to be paid for each share shall be payable in lawful money of the United States of America, or in property, which in the judgment of the Board of Directors, shall be of the valuation equivalent to the value of the stock to be issued.

                          ARTICLE IV - INITIAL CAPITAL

         The amount of capital with which this corporation will begin business is Eight Hundred Dollars ($800.00).

                         ARTICLE V - TERM OF EXISTENCE

         This Corporation will exist perpetually.

                              ARTICLE VI - ADDRESS

         The initial post office address of the principal office of this Corporation in the State of Florida is Memorial Hospital, 3501 Johnson Street, Hollywood, Florida. The Board of Directors may from time to time move the principal office to any other address in Florida.

                            ARTICLE VII - DIRECTORS

         This Corporation shall have four (4) directors, initially. The number of directors may be increased or diminished from time to time by by-laws adopted by the stockholders.

                        ARTICLE VIII - INITIAL DIRECTORS

         The names and post office addresses of the members of the first Board of Directors and Officers are:

NAME                  OFFICE             ADDRESS
----                  ------             -------
William B. King       President          5024 Buchanan Street
                                         Hollywood, Florida

A. Paul Wendel        Vice President     Memorial Hospital
                                         Hollywood, Florida

Robert F. Ragona      Treasurer          Memorial Hospital
                                         Hollywood, Florida

Leonard Rosendorf     Secretary          5517 Jefferson Street
                                         Hollywood, Florida

set our hands and seals, this 3rd day of October, 1968.

                                    /s/ William B. King                  (SEAL)
                                    ------------------------------
                                    William B. King

                                    /s/ A. Paul Wendel                   (SEAL)
                                    ------------------------------
                                    A. Paul Wendel

                                    /s/ Leonard Rosendorf                (SEAL)
                                    ------------------------------
                                    Leonard Rosendorf

STATE OF FLORIDA  )
                  ) ss.
COUNTY OF BROWARD )

         Before me, the undersigned authority, an officer duly authorized to administer oaths and take acknowledgments, personally appeared William B. King,
A. Paul Wendel and Leonard Rosendorf, to me well known to be the persons who executed the foregoing Articles of Incorporation and they acknowledged before me that they executed the same freely and voluntarily for the purpose therein expressed.

         WITNESS my hand and official seal this 3rd day of October, 1968.

                                    ____________________________________
                                    Notary Public

My commission expires:

                                       3